                               OPERATING AGREEMENT

                                       OF

                             TETON FORMATION L.L.C.

                        AN IOWA LIMITED LIABILITY COMPANY


          OPERATING AGREEMENT of Teton Formation L.L.C., an Iowa limited liability company (the "COMPANY"), dated as of October 14, 1999 by and among the persons and entities listed on EXHIBIT A hereto (the "MEMBERS").

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Members desire to form a limited liability company pursuant to the provisions of the Limited Liability Company Act of the State of Iowa, as amended from time to time (the "ACT");

          WHEREAS, the Members hereby constitute themselves a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                             INTRODUCTORY PROVISIONS

          SECTION 1.1. CERTAIN DEFINITIONS. As used herein:

          "ACT" shall have the meaning specified in the recitals hereto.

          "AFFILIATE" shall mean, with respect to any Person, any other Person who controls, is controlled by or is under common control with such Person.

          "ARTICLES" shall mean the Articles of Organization of the Company as filed with the Secretary of State of Iowa, as they shall be amended from time to time.

          "BOOK VALUE" shall have the meaning specified in SECTION 2.2.

          "CAPITAL ACCOUNT" shall have the meaning specified in SECTION 4.1.

          "CAPITAL CONTRIBUTION" shall mean a contribution by a Member to the capital of the Company pursuant to this Agreement.


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          "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality
Agreement, dated as of October 1, 1999, by and between David L. Sokol and MidAmerican.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.

          "CONTRIBUTION PERCENTAGE" shall mean the percentage that is equal to the Capital Contribution made by a Member expressed as a percentage of all the Capital Contributions made by the Members, or such percentages as specified in EXHIBIT A hereto, as such Exhibit may be amended from time to time.

          "DISSOLUTION EVENT" shall have the meaning specified in SECTION 7.1.

          "EXPENSES" shall have the meaning specified in SECTION 2.1.

          "FISCAL YEAR" shall have the meaning specified in SECTION 4.4.

          "INDEMNIFIED PERSONS" shall have the meaning specified in SECTION 3.3.

          "INTEREST" shall mean the proportionate interest of a Member in the Company based on such Member's Capital Account relative to the Capital Accounts of all Members.

          "MANAGING MEMBER" shall mean a Member of the Company who is also the manager of the Company which shall initially be David L. Sokol, and when David
L. Sokol is no longer the Managing Member, a successor appointed by a Majority-in-Interest of the Members.

          "MAJORITY-IN-INTEREST OF THE MEMBERS" shall mean any one or more Members having more than fifty percent (50%) in the aggregate of the Interests of all Members.

          "MEMBER EXPENSES" shall mean personal expenses incurred by the Members in connection with the formation of the Company or the consummation of the MidAmerican Merger.

          "MERGER AGREEMENT" shall mean the merger agreement to be entered into among MidAmerican, the Company and Merger Sub relating to the MidAmerican Merger.

          "MIDAMERICAN" shall mean MidAmerican Energy Holdings Company.

          "MIDAMERICAN MERGER" shall have the meaning specified in SECTION 1.4.

          "MERGER SUB" shall mean Teton Acquisition Corp., an Iowa corporation and a wholly owned subsidiary of the Company.

          "NET PROFITS" and "NET LOSSES" shall mean the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for


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Federal income tax purposes including income exempt from tax and described in
Code Section 705(a)(1)(B), treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Code Section 705(a)(2)(B) and treating as an item of gain (or loss) the excess (deficit), if any, of the fair market value of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to their adjusted bases.

          "NOTICES" shall have the meaning specified in SECTION 8.2(A).

          "PERSON" shall mean an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

          "SUBSCRIPTION AGREEMENTS" shall mean those certain subscription agreements by and between the Company and each of the Members and certain other parties.

          "TRANSFER" shall mean any direct or indirect sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, by sale of stock or partnership interests, or otherwise, of an Interest or of any entity which directly or indirectly through one or more intermediaries holds an Interest.

          "TREASURY REGULATIONS" shall mean the regulations promulgated by the U.S. Department of the Treasury under the Code.

          SECTION 1.2. NAME. The name of the Company shall be "Teton Formation L.L.C."

          SECTION 1.3. PRINCIPAL PLACE OF BUSINESS. The Company's principal place of business shall be at such place as the Managing Member shall designate from time to time.

          SECTION 1.4. PURPOSES. The purpose of the Company is to consummate a transaction with MidAmerican by forming Merger Sub, which shall be merged with and into MidAmerican (the "MIDAMERICAN MERGER") pursuant to the Merger Agreement. The Company shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained. The Company shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes, including, without limitation, relating to the financing of the MidAmerican Merger.

          SECTION 1.5. DURATION. The Company shall be formed upon the filing of the Articles with the Office of the Secretary of State of Iowa pursuant to the Act and shall continue until dissolved pursuant to SECTION 7.1.


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          SECTION 1.6. LIMITATION OF LIABILITY. The liability of each Member and each employee of the Company to third parties for obligations of the Company shall be limited to the fullest extent provided in the Act and other applicable law.


                                   ARTICLE II.

                     CAPITAL CONTRIBUTIONS; OTHER FINANCING;
                            INTERESTS IN THE COMPANY

          SECTION 2.1. CAPITAL CONTRIBUTIONS. Each Member has made an initial Capital Contribution in cash as of the date hereof in the respective amount specified opposite its name on EXHIBIT A and shall have Contribution Percentages as set forth on such EXHIBIT A, which Contribution Percentages shall be adjusted on EXHIBIT A from time to time to properly reflect the admission of new Members or any other event having an effect on a Member's Contribution Percentage. At the request of the Managing Member, subsequent contributions shall be made in cash within five (5) business days to the Company by the Members for the payment of (A) out-of-pocket expenses (the "EXPENSES") incurred by the Company (and not Member Expenses) in connection with (i) obtaining insurance for the Company;
(ii) leasing office space for the Managing Member, and reasonable overhead expenses in connection therewith; (iii) advisory fees, including, without limitation, fees and expenses of counsel to the Company and its financial advisor; and (iv) governmental and regulatory fees and filings; and (B) obligations of the Company under the Merger Agreement, including, without limitation, termination or "break-up" fees, but excluding payments of the aggregate merger consideration payable thereunder. Unless each of the Members have consented in writing, such subsequent contributions shall be made in accordance with the Members' Contribution Percentages and the aggregate amount of such subsequent contributions for Expenses shall not exceed $9,999,999.

          SECTION 2.2. DETERMINATION OF BOOK VALUE OF COMPANY ASSETS.

          (a) Book Value. Except as set forth below, Book Value of any Company asset is its adjusted basis for federal income tax purposes.

          (b) Initial Book Value. The initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution.

          (c) Adjustments. The Book Values of all of the Company's assets may be adjusted by the Company to equal their respective gross fair market values, as determined by the Members, as of the following times: (a) the admission of a new Member to the Company or the acquisition by an existing Member of an additional interest in the Company from the Company; (b) the distribution by the Company of money or property to a retiring or continuing Member in consideration for the retirement of all or a portion of such Member's interest in the Company; (c) the termination of the Company for Federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) such other times as determined by the Members.


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          (d) Depreciation and Amortization. The Book Value of a Company asset shall be adjusted for the depreciation and amortization of such asset taken into account in computing Net Profits and Net Losses and for Company expenditures and transactions that increase or decrease the asset's Federal income tax basis.

          SECTION 2.3. WITHDRAWAL OF CAPITAL; LIMITATION ON DISTRIBUTIONS. No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from, the Company except as provided in SECTION
6.1 and SECTION 7.2. No Member shall be entitled to demand or receive (i) interest on its Capital Contributions or (ii) any property from the Company other than cash except as provided in SECTION 7.2(A).

          SECTION 2.4. ALLOCATION OF NET PROFITS AND NET LOSSES.

          (a) (i) Net Profits shall be allocated in proportion to, and to the extent of, the excess of prior allocations of Net Losses under SECTION 2.4(B)(II) below over prior allocations of Net Profits under this SECTION 2.4(A)(I) and, then, (ii) among the Members in proportion to their Contribution Percentages.

          (b) (i) Net Losses shall first be allocated among the Members in proportion to their Contribution Percentages until the Capital Account of any Member is reduced to zero, then (ii) among the Members in proportion to, and to the extent of, their positive Capital Account balances and, finally, (iii) to the Members in proportion to their Contribution Percentages.

          (c) Tax credits shall be allocated among the Members in proportion to their Contribution Percentages.

          (d) When the Book Value of a Company asset differs from its basis for Federal or other income tax purposes, solely for purposes of the relevant tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among the Members under the traditional method with curative allocations under Treasury Regulation
     Section 1.704-3(c).

          SECTION 2.5. RESTRICTIONS ON TRANSFERS.

          (a) Required Consent. No Member may Transfer any Interest without the prior written consent of all Members (excluding the proposed transferor and transferee). Upon any approved Transfer, EXHIBIT A hereto shall be amended accordingly.

          (b) Compliance with Securities Laws. No Interest has been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. No Member may Transfer all or any portion of its Interest, except upon compliance with the applicable federal and state securities laws. The Company shall have no obligation to register any Member's Interests under the Securities Act of 1933, as amended, or under any applicable state securities laws, or to make any exemption therefrom available to any Member.



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                                  ARTICLE III.

                RIGHTS AND DUTIES OF MEMBERS AND MANAGING MEMBER

          SECTION 3.1. MANAGEMENT RIGHTS. Management of the Company shall be vested in the Managing Member, who shall manage the Company subject to the terms of this Agreement. The following actions shall require the consent of the Managing Member and each of the other Members:

          (i) an amendment to this Agreement or to the Articles (including an amendment to add an additional Member);

          (ii) any amendment to the Merger Agreement that adversely affects the interests of the Company or any of the Members;

          (iii) the waiver by the Company or Merger Sub of any material term or condition of the Merger Agreement;

          (iv) the merger or consolidation of the Company with any other Person; and

          (v) the continuation of the Company after a Dissolution Event.

          The termination of the Merger Agreement shall require the consent of one or more Members having at least ninety percent (90%) in the aggregate of the Interests of all Members.

          SECTION 3.2. LIABILITY OF MEMBERS. No Member shall be liable as such for the liabilities of the Company.

          SECTION 3.3. INDEMNIFICATION. Each Member shall indemnify the Company and each other Member for any costs or damages incurred by the Company or each other Member as a result of any unauthorized action or a failure to take a required action by such Member, or by its Affiliates, under this Agreement or such Member's Subscription Agreement and or as a result of breaches by David L. Sokol under the Confidentiality Agreement resulting from any action or a failure to take a required action by such Member or its representatives, provided, however, the aggregate amount for which David L. Sokol shall have to indemnify the Company, the other Members, or any Person shall not exceed the fair market value of David L. Sokol's equity ownership (including options) in MidAmerican on the date that such indemnity amounts become due and payable and the proceeds of any sales of equity securities held immediately subsequent to the Merger by the undersigned.

          SECTION 3.4. REPRESENTATIONS AND WARRANTIES. Each Member, and in the case of a trust or other entity, the Person(s) executing this Agreement on behalf of the entity, hereby represents and warrants to the Company and each other Member that: (a) if that


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Member is an entity, it has power to enter into this Agreement and to perform its obligations hereunder and that the Person(s) executing this Agreement on behalf of the entity has the power to do so; and (b) the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest. The Members acknowledge that their interests in the Company have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred without appropriate registration or the availability of an exemption from such requirements.

          SECTION 3.5. MANAGING MEMBER'S STANDARD OF CARE. The Managing Member shall discharge its duties to the Company and the Members in good faith and with that degree of care that an ordinarily prudent person in a similar position would use under similar circumstances. In discharging its duties, the Managing Member and its officers, directors and employees shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any Person as to matters the recipient reasonably believes to be within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid. The Company shall indemnify and hold harmless each Member against any loss, damage or expense (including attorneys' fees) incurred by the Member as a result of any act performed or omitted on behalf of the Company or in furtherance of the Company's interests without, however, relieving the Member of liability for failure to perform his duties in accordance with the standards set forth herein. The satisfaction of any indemnification and any holding harmless shall be from and limited to Company property and the other Members shall not have any personal liability on account thereof.


                                   ARTICLE IV.

            BOOKS; ADJUSTMENT OF CAPITAL ACCOUNTS; TAXES; FISCAL YEAR

          SECTION 4.1. ADMINISTRATIVE SERVICES, BOOKS, RECORDS AND REPORTS. The Managing Member shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business, including a copy of the Articles and all amendments thereto, and this Agreement and all amendments thereto and showing the names, addresses and Interests of each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs, including a capital account for each Member (a "CAPITAL ACCOUNT").


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          SECTION 4.2. ADJUSTMENT OF CAPITAL ACCOUNTS.

          (a) Increases. Each Member's Capital Account shall be increased by:

               (i) the amount of any money contributed by the Member to the Company;

               (ii) the fair market value of any property contributed by the Member to the Company;

               (iii) the amount of Net Profits allocated to the Member; and

               (iv) the amount of any Company liabilities assumed by such Member (or taken subject to) if property is distributed to the Member by the Company.

          (b) Decreases. Each Member's Capital Account shall be decreased by:

               (i) the amount of any money distributed to the Member by the Company;

               (ii) the fair market value of any property distributed to the Member by the Company;

               (iii) the amount of Net Losses allocated to the Member; and

               (iv) the amount of any Member liabilities assumed by the Company (or taken subject to) if property is contributed to the Company by the Member.

          (c) Section 704(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

          (d) No Obligation to Restore Deficit Balance. No Member shall be required to restore any deficit balance in its Capital Account.

          (e) No Personal Liability. No Member shall have any personal liability for the repayment of the Capital Contribution of any Member.

          SECTION 4.3. TAXES.

          (a) Tax Matters Partner. David L. Sokol shall be the Tax Matters Partner of the Company pursuant to Section 6231(a)(7) of the Code. Such Member shall not resign as the Tax Matters Partner unless, on the effective date of such resignation, the Company has designated another Member as Tax Matters Partner and such Member has given its consent in writing to its appointment as Tax Matters Partner. The Tax


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     Matters Partner shall receive no additional compensation from the Company for its services in that capacity, but all expenses incurred by the Tax Matters Partner in such capacity shall be borne by the Company. The Tax Matters Partner is authorized to employ such accountants, attorneys and agents as it, in its sole discretion, determines is necessary to or useful in the performance of its duties. In addition, such Member shall serve in a similar capacity with respect to any similar tax related or other election provided by state or local laws.

          (b) Section 754 Election. Upon a Transfer by a Member of an interest in the Company, which Transfer is permitted by the terms of this Agreement, or upon the death of a Member or the distribution of any Company property to one or more Members, the Manager, upon the request of one or more of the transferees or distributees, may, in its sole discretion cause the Company to file an election on behalf of the Company, pursuant to Section 754 of the Code, to cause the basis of the Company's property to be adjusted for federal income tax purposes in the manner prescribed in Section 734 or
     Section 743 of the Code, as the case may be. The cost of preparing such election, and any additional accounting expenses of the Company occasioned by such election, shall be borne by any such transferees.

          SECTION 4.4. FISCAL YEAR. The fiscal year of the Company (the "FISCAL YEAR") shall end on December 31.


                                   ARTICLE V.

                                 INDEMNIFICATION

          SECTION 5.1. INDEMNIFICATION. Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member, or (ii) an employee, officer, director, shareholder or partner of a Member, or (iii) such other Persons (including employees of the Company) as the Managing Member may designate from time to time (collectively, the "INDEMNIFIED PERSONS"), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person's reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this SECTION 5.1 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the Members, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The duty of the Company to indemnify the Indemnified Persons under this


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SECTION 5.1 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.


                                   ARTICLE VI.

                                  DISTRIBUTIONS

          SECTION 6.1. DISTRIBUTIONS. Distributions resulting from the payment of any amounts to the Company under the Merger Agreement, including, without limitation, termination or "break-up" fees, shall be made at such time and in such amounts as determined by the Managing Member and shall be made among the Members in cash, first, in amounts to reimburse each Member for its Member Expenses, and, second, in proportion to their Contribution Percentages; provided, however, that no distribution will be made to any Member that has failed to make all contributions required of it by SECTION 2.1.

          SECTION 6.2. RESTORATION OF FUNDS. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to SECTION 6.1.


                                  ARTICLE VII.

                           DISSOLUTION AND LIQUIDATION

          SECTION 7.1. DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following (each, a "DISSOLUTION EVENT"):

          (a) the unanimous decision of the Members to dissolve the Company;

          (b) the effective time of the MidAmerican Merger;

          (c) if the Merger Agreement is not executed and delivered by the parties thereto on or before 11:59 p.m. on October 24, 1999;

          (d) the bankruptcy, death, dissolution, expulsion, incapacity, or withdrawal of any Member, unless within ninety (90) days after such event the Company is continued by the vote or written consent of each of the other Members; or

          (e) the entry of a decree of judicial dissolution under Section 490A.1302 of the Act.

          SECTION 7.2. WINDING UP AFFAIRS AND DISTRIBUTION OF ASSETS.

          (a) Upon dissolution of the Company, and in the absence of an election to continue the business of the Company pursuant to SECTION 7.1(B), David
     L. Sokol shall be the liquidating Member (the "LIQUIDATING MEMBER") and shall proceed to wind up


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     the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to each Member in satisfaction of its Capital Account; or (2) if all Members shall agree, distributing the Company assets to the Members in kind and debiting the Capital Account of each Member with the fair market value of such assets, each Member accepting an undivided interest in the Company assets (subject to their liabilities) in proportion to and to the extent of each Member's positive Capital Account balance after allocating and crediting to the Capital Accounts the unrealized gain or loss to the Members as if such gain or loss had been recognized and allocated pursuant to SECTION 2.4.

          (b) If the Company shall employ method (1) as set forth in SECTION 7.2(A) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company (including debts of the Company to the Members or their Affiliates and any fees and reimbursements payable under this Agreement), in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member or Members, by an escrow agent selected by the Liquidating Member or Members) and at the expiration of such period as the Liquidating Member or Members may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to the Members in accordance with and in proportion to their Capital Accounts.

          (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

          SECTION 8.1. ARTICLES REQUIREMENTS. From time to time the Members shall sign and acknowledge all such writings as are required to amend the Articles or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Articles. Each Member is hereby designated as an authorized person to sign the


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     Company's Articles and any other documents that are appropriate and necessary to effectuate the purpose of this Agreement.

          SECTION 8.2. NOTICES.

          (a) All Notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "NOTICES") authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Member to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the Member at its address listed on EXHIBIT A hereto.

          (b) All Notices shall be deemed given (i) when delivered personally to the recipient, (ii) when sent to the recipient (with receipt confirmed by sender's machine) by telecopy if during normal business hours of the recipient, otherwise on the next business day, or (iii) one (1) business day after the date sent to the recipient (three (3) business days in the case of international delivery) by reputable express courier service (charges prepaid). Any Member may change its address for the receipt of Notices at any time by giving Notice thereof to all of the other Members, in which event EXHIBIT A hereto shall be amended accordingly. Notwithstanding the requirement in SECTION 8.2(a) as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Members at specified times may be sent by first-class mail.

          SECTION 8.3. PARTIES IN INTEREST; THIRD-PARTY BENEFICIARIES.

          (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be transferred or assigned by a party hereto, except in connection with a Transfer of Interests as specified in SECTION 2.5. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

          (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto, the Indemnified Persons, and their respective permitted successors and assigns.

          SECTION 8.4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings among the Members with respect to the subject matter hereof.

          SECTION 8.5. MODIFICATION. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by all of the Members. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver



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is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

          SECTION 8.6. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

          SECTION 8.7. FURTHER ASSURANCES. Each Member shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

          SECTION 8.8. GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of the State of Iowa.

          SECTION 8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          SECTION 8.10. WAIVER OF PARTITION. Each Member hereby waives its right to bring an action for partition of any of the property owned by the Company.




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



                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and date first set forth above.



                                        /s/ David L. Sokol
                                        -----------------------------
                                        DAVID L. SOKOL


                                        /s/ Walter Scott, Jr.
                                        -----------------------------
                                        WALTER SCOTT, JR.



                                        BERKSHIRE HATHAWAY INC.


                                        By: /s/ Warren E. Buffet
                                           --------------------------
                                           Name:  Warren E. Buffet
                                           Title: Chairman



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